EXHIBIT 32.1

In connection with the Annual Report of Vanguard Energy Corporation (the "Company") on Form 10-K for the period ending September 30, 2012 as filed with the Securities and Exchange Commission (the "Report"), Warren Dillard, the Company’s Principal Executive and Financial Officer, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

December 27, 2012	By:	/s/ Warren Dillard
Warren Dillard
Principal Executive and Financial Officer